EXHIBIT 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2025 and 2024

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Ernst & Young Ltd Maagplatz 1 P.O. Box CH-8010 Zurich	Phone:+41 58 286 31 11 www.ey.com/en_ch

To the General Meeting of	Zurich, February 23, 2026
Transocean Ltd., Steinhausen

Report of the statutory auditor

Report on the audit of the financial statements

Opinion

We have audited the financial statements of Transocean Ltd. (the Company), which comprise the balance sheet as at December 31, 2025, the statement of operations for the year then ended and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements comply with Swiss law and the Company’s articles of incorporation.

Basis for opinion

We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH).  Our responsibilities under those provisions and standards are further described in the “Auditor's responsibilities for the audit of the financial statements” section of our report.  We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession that are relevant to audits of the financial statements of public interest entities.  We have also fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For the matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the “Auditor's responsibilities for the audit of the financial statements” section of our report, including in relation to these matters.  Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matter below, provide the basis for our audit opinion on the accompanying financial statements.

Impairment assessment of investments in subsidiaries
Risk

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 4 to the accompanying financial statements for Transocean Ltd.’s disclosures related to investments in subsidiaries.

Our audit response	Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Other information

The Board of Directors is responsible for the other information.  The other information comprises the information included in the annual report, but does not include the consolidated financial statements, the stand-alone financial statements, the compensation report and our auditor’s reports thereon.  The annual report is expected to be made available to us after the date of this auditor's report.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

Board of Directors’ responsibilities for the financial statements

The Board of Directors is responsible for the preparation of the financial statements in accordance with the provisions of Swiss law and the Company's articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.  Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists.  Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on EXPERTsuisse’s website at: https://www.expertsuisse.ch/en/audit-report.  This description forms an integral part of our report.

Report on other legal and regulatory requirements

In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the financial statements according to the instructions of the Board of Directors.

Based on our audit in accordance with Art. 728a para. 1 item 2 CO, we confirm that the proposal of the Board of Directors complies with Swiss law and the Company’s articles of incorporation.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	U.S. certified public accountant
(Auditor in charge)

Enclosures „ Financial statements (balance sheet, statement of operations, notes) „ Proposal of the Board of Directors

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2025				2024
Income
Guarantee fee income	usd	598	chf	474	usd	755	chf	685
Financial income		323		256		2,432		2,207
Administrative services income		933		739		785		713
Total income		1,854		1,469		3,972		3,605

Costs and expenses
General and administrative		35,168		27,874		15,955		14,478
Financial expense		47,419		37,584		56,754		51,499
Currency exchange loss		174		138		598		543
Total costs and expenses		82,761		65,596		73,307		66,520

Unrealized gain from financial instruments		7,318		5,800		51,670		46,886
Translation gain upon redenomination of reporting currency		—		—		281,057		255,031
Direct taxes benefit (expense)		27		22		(10)		(9)

Net income (loss) for the year	usd	(73,562)	chf	(58,305)	usd	263,382	chf	238,993

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(In thousands)

	December 31,
	2025				2024
Assets
Cash	usd	470	chf	373	usd	410	chf	372
Receivables from subsidiaries		867		687		1,357		1,231
Other current assets		1,648		1,305		1,373		1,246
Total current assets		2,985		2,365		3,140		2,849

Investments in subsidiaries		6,251,942		4,955,289		6,246,935		5,668,469

Property and equipment		1,233		978		1,233		1,119
Less accumulated depreciation		1,233		978		1,233		1,119
Property and equipment, net		—		—		—		—

Other non-current assets		575		456		698		633
Total non-current assets		6,252,517		4,955,745		6,247,633		5,669,102
Total assets	usd	6,255,502	chf	4,958,110	usd	6,250,773	chf	5,671,951

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	usd	5,554	chf	4,402	usd	17,017	chf	15,441
Interest payable to subsidiaries		99,414		78,796		73,638		66,819
Other current liabilities		1,903		1,508		294		267
Total current liabilities		106,871		84,706		90,949		82,527

Non-current interest bearing notes payable to subsidiary		611,808		484,918		1,202,646		1,091,281
Non-current lease liabilities		250		198		296		269
Other non-current liabilities		14,415		11,425		21,732		19,720
Total non-current liabilities		626,473		496,541		1,224,674		1,111,270

Share capital		120,401		95,430		94,083		85,371
Statutory capital reserves from capital contribution		17,981,625		14,252,236		17,341,331		15,735,524
Statutory capital reserves from other capital reserves		48,481		38,426		48,481		43,991
Statutory capital reserves from capital contribution for shares held by subsidiaries		95,052		75,338		95,052		86,250
Own shares		(8,292)		(6,572)		(2,250)		(2,042)
Accumulated losses brought forward from previous years		(12,641,547)		(10,019,690)		(12,904,929)		(11,709,933)
Net income (loss) for the year		(73,562)		(58,305)		263,382		238,993
Total shareholders’ equity		5,522,158		4,376,863		4,935,150		4,478,154
Total liabilities and shareholders’ equity	usd	6,255,502	chf	4,958,110	usd	6,250,773	chf	5,671,951

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Overview

Transocean Ltd. (“we,” “us,” or “our”) is the parent company to the following direct wholly owned subsidiaries: (1) Transocean International Limited (“Transocean International”), (2) Transocean Management Services GmbH (“TMSG”), and (3) Triton Quantum I GmbH (“TQ1G”).  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed in the United States (“U.S.”) on the New York Stock Exchange.  At December 31, 2025 and 2024, we had fewer than 10 full-time employees.

Agreement to acquire Valaris Limited

On February 9, 2026, we and Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda ("Valaris"), entered into a Business Combination Agreement (the "Agreement") providing for the combination of Transocean and Valaris (the "Business Combination").  Pursuant to the Agreement, and on the terms and subject to the conditions thereof, we will acquire all of the issued and outstanding common shares, par value USD 0.01 each, of Valaris (the “Valaris Shares”) in exchange for Transocean Ltd. shares, par value USD 0.10 each, at an exchange ratio of 15.235 Transocean Ltd. shares for each Valaris Share.  Pursuant to the Agreement, and on the terms and subject to the conditions thereof, at the time on which the order of the Supreme Court of Bermuda providing for its sanction of the Scheme of Arrangement is filed with the Registrar of Companies of Bermuda, the Business Combination will become effective and Valaris will become our wholly owned subsidiary.  The board of directors of Transocean and Valaris each unanimously approved and declared advisable the Agreement and the transactions contemplated thereby, including the Business Combination.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles set forth under Art. 957 to Art. 963b of the Swiss Code of Obligations (the “SCO”).  We have prepared our consolidated financial statements in accordance with accounting standards generally accepted in the U.S., a recognized accounting standard framework, and in accordance with the SCO, we have elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the SCO.  Our financial statements may be influenced by the creation and release of excess reserves.

Cash—We hold cash balances, denominated in Swiss francs (“CHF”) and U.S. dollars (“USD”), which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—As defined in the SCO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Note 3—currency

For all periods preceding January 1, 2024, we maintained our accounting records in U.S. dollars and translated them into Swiss francs for statutory reporting purposes.  In May 2024, at our annual general meeting, shareholders approved the redenomination of the currency of our share capital from Swiss francs to U.S. dollars, effective as of January 1, 2024.  Accordingly, we present our share capital and our financial statements in U.S. dollars, our functional currency, as set out in Art. 621 para. 2 SCO in connection with Art. 958d para. 3 SCO (see Note 5—Shareholders’ Equity).  In the year ended December 31, 2024, as part of our adoption of change in reporting currency, we recognized the previously deferred translation gain related to the currency translation and presented as a translation gain upon redenomination of reporting currency on our statement of operations.

As required by Art. 958d para. 3 SCO, we have presented the indicative Swiss franc value in a separate column on our financial statements using the exchange rate in effect on December 31 of each year.  Each column is presented for reference only and is not intended to represent a basis of presentation for the financial statements.  Transactions recorded during the year in currencies other than USD were converted at average rates during the year, and we recognize currency exchange gains and losses arising from business transactions in current period earnings.  At December 31, 2025 and 2024, our principal exchange rates were USD 1 to CHF 0.79 and CHF 0.91, respectively.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Investments in Subsidiaries

Direct investments

Overview—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2025		2024
Transocean Financing GmbH	Finance	Switzerland	—%	usd	—	usd	—	usd	7,682
Transocean International Limited	Holding	Bermuda	100%	usd	3,192	usd	6,239,082	usd	6,239,082
Transocean Management Services GmbH	Management and administration	Switzerland	100%	usd	28	usd	12,817	usd	128
Triton Quantum I GmbH	Holding	Switzerland	100%	chf	20	usd	43	usd	43

In January 2025, TMSG merged with Transocean Financing GmbH (“TFIN”), formerly our direct wholly owned subsidiary, in a combination under common control, such that TMSG was the surviving entity and TFIN ceased to exist.  In June 2025, we made a cash payment of USD 5 million to our indirect subsidiary, Transocean Offshore Deepwater Drilling Inc. (“TODDI”), to acquire the remaining one quota of TMSG, and, as a result, TMSG became our direct wholly owned subsidiary.  In December 2025, we contributed USD 7,000 to TMSG for the redenomination of TMSG’s share capital to U.S. dollars from Swiss francs.

In June 2024, we acquired Orion Holdings (Cayman) Limited (“OHCL” and together with its subsidiaries, “Orion”) and contributed our acquired ownership interests to Transocean International, which increased our investment in Transocean International by USD 297 million (see Note 5—Shareholders’ Equity).  In June 2024, we contributed our ownership interests in Transocean Quantum Holdings Limited (“TQHL”) to Transocean International, which increased our investment in Transocean International by USD 105 million, and as a result, TQHL was no longer our direct investment.

Impairment evaluation—In the years ended December 31, 2025 and 2024, as a result of our annual impairment evaluation, we concluded that the carrying amount of our investments in subsidiaries was not impaired.

Release of excess reserves—In the year ended December 31, 2025, we released excess reserves of USD 555 million.

Principal indirect investments

Our principal indirect investments in subsidiaries were as follows:

December 31, 2025			December 31, 2024
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Limited	Bermuda	100%	Deepwater Pacific 1 Limited	Bermuda	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex International Limited	Bermuda	100%	Sedco Forex International Limited	Bermuda	100%
Transocean Aquila Limited	Bermuda	100%	Transocean Aquila Limited	Bermuda	100%
Transocean Asset Holdings 1 Limited	Bermuda	100%	Transocean Asset Holdings 1 Limited	Bermuda	100%
Transocean Asset Holdings 2 Limited	Bermuda	100%	Transocean Asset Holdings 2 Limited	Bermuda	100%
Transocean Asset Holdings 3 Limited	Bermuda	100%	Transocean Asset Holdings 3 Limited	Bermuda	100%
Transocean Atlas Limited	Bermuda	100%	Transocean Atlas Limited	Bermuda	100%
Transocean Deepwater Drilling Services Limited	Bermuda	100%	Transocean Deepwater Drilling Services Limited	Bermuda	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Explorer Services, LLC	United States	100%
Transocean Guardian Limited	Bermuda	100%	Transocean Guardian Limited	Bermuda	100%
Transocean Holdings 1 Limited	Bermuda	100%	Transocean Holdings 1 Limited	Bermuda	100%
Transocean Holdings 2 Limited	Bermuda	100%	Transocean Holdings 2 Limited	Bermuda	100%
Transocean Holdings 3 Limited	Bermuda	100%	Transocean Holdings 3 Limited	Bermuda	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Bermuda	100%	Transocean Offshore Deepwater Holdings Limited	Bermuda	100%
Transocean Offshore International Ventures Limited	Bermuda	100%	Transocean Offshore International Ventures Limited	Bermuda	100%
Transocean Pontus Limited	Bermuda	100%	Transocean Pontus Limited	Bermuda	100%
Transocean Poseidon Limited	Bermuda	100%	Transocean Poseidon Limited	Bermuda	100%
Transocean Proteus Limited	Bermuda	100%	Transocean Proteus Limited	Bermuda	100%
Transocean Quantum Management Limited	Bermuda	100%	Transocean Quantum Management Limited	Bermuda	100%
Transocean Sentry Limited	Bermuda	100%	Transocean Sentry Limited	Bermuda	100%
Transocean Sub Asset Holdings 1 Limited	Bermuda	100%	Transocean Sub Asset Holdings 1 Limited	Bermuda	100%
Transocean Sub Asset Holdings 2 Limited	Bermuda	100%	Transocean Sub Asset Holdings 2 Limited	Bermuda	100%
Transocean Sub Asset Holdings 3 Limited	Bermuda	100%	Transocean Sub Asset Holdings 3 Limited	Bermuda	100%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

December 31, 2025			December 31, 2024
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Transocean Titan Financing Limited	Bermuda	100%	Transocean Titan Financing Limited	Bermuda	100%
Transocean Worldwide Limited	Bermuda	100%	Transocean Worldwide Limited	Bermuda	100%
			Triton Asset Leasing GmbH	Switzerland	100%
Triton Atlas GmbH	Switzerland	100%	Triton Atlas GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%
Triton Quantum Rig Holdings GmbH	Switzerland	100%	Triton Quantum Rig Holdings GmbH	Switzerland	100%
Triton Titan GmbH	Switzerland	100%	Triton Titan GmbH	Switzerland	100%
Triton Voyager Asset Leasing GmbH	Switzerland	100%	Triton Voyager Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2025, we formed Transocean Explorer Services, LLC. (“TESL”), our principal indirect subsidiary, to host seconded U.S. executive employees, and we removed Triton Asset Leasing GmbH (“TALG”) from the schedule of principal indirect investments following the merger of Transocean Entities Holdings GmbH (“TEHG”) with TALG, for which TEHG was the surviving entity.

In the year ended December 31, 2024, our direct and indirect subsidiaries previously domiciled in the Cayman Islands migrated to Bermuda, except for the subsidiaries required to remain in the Cayman Islands for administrative purposes or the subsidiaries that are expected to be liquidated.  In the year ended December 31, 2024, we did not form any new subsidiary that we considered to be a principal indirect investment, and we removed from the schedule of principal indirect investments subsidiaries that were liquidated during the year.

Note 5—Shareholders’ Equity

Overview

Changes in our shareholders’ equity were as follows (in thousands):

	Share capital			Statutory capital reserves (a)

	Shares	Amount		from capital contribution		from other capital reserves		from capital contribution for shares held by subsidiaries (b)		Own shares		Accumulated losses		Total shareholders’ equity
Balance at December 31, 2023	843,716	usd	100,275	usd	16,991,889	usd	33,256	usd	95,052	usd	—	usd	(12,904,929)	usd	4,315,543
Shares issued to Transocean International Limited from option agreement	1,100		131		5,622		—		—		—		—		5,753
Shares issued to Transocean International Limited	18,000		2,139		—		—		—		—		—		2,139
Capital reduction due to redenomination (c)	—		(16,263)		16,263		—		—		—		—		—
Shares issued to Transocean International Limited for Orion Holdings (Cayman) Limited acquisition	55,513		5,551		291,444		—		—		—		—		296,995
Own shares issued for long-term incentive plans	22,500		2,250		—		—		—		(2,250)		—		—
Shares issued for long-term incentive plans	—		—		51,338		—		—		—		—		51,338
Non-qualifying for Swiss withholding purposes	—		—		(15,225)		15,225		—		—		—		—
Net income for the year	—		—		—		—		—		—		263,382		263,382
Balance at December 31, 2024	940,829	usd	94,083	usd	17,341,331	usd	48,481	usd	95,052	usd	(2,250)	usd	(12,641,547)	usd	4,935,150

Balance at December 31, 2024	940,829	chf	85,371	chf	15,735,524	chf	43,991	chf	86,250	chf	(2,042)	chf	(11,470,940)	chf	4,478,154

Shares issued to Transocean International Limited	59,015		5,901		—		—		—		—		—		5,901
Own shares issued for long-term incentive plans	16,000		1,600		—		—		—		(1,600)		—		—
Own shares issued for general purposes	188,166		18,817		—		—		—		(18,817)		—		—
Share issued for 4% bond conversion	—		—		189,127		—		—		—		—		189,127
Transocean Ltd. offering of shares	—		—		424,062		—		—		14,375		—		438,437
Shares issued for long-term incentive plans	—		—		27,105		—		—		—		—		27,105
Net loss for the year	—		—		—		—		—		—		(73,562)		(73,562)
Balance at December 31, 2025	1,204,010	usd	120,401	usd	17,981,625	usd	48,481	usd	95,052	usd	(8,292)	usd	(12,715,109)	usd	5,522,158

Balance at December 31, 2025	1,204,010	chf	95,430	chf	14,252,236	chf	38,426	chf	75,338	chf	(6,572)	chf	(10,077,995)	chf	4,376,863

a)	As of December 31, 2025, the Swiss Federal Tax Administration (“SFTA”) had approved, as of December 31, 2022, CHF 13.9 billion of statutory capital reserves from capital contribution for distribution without any Swiss withholding tax consequences. As of December 31, 2025, the statutory capital reserves from capital contribution pending approval by SFTA represented an increase of USD 634 million and USD 362 million, equivalent to CHF 503 million and CHF 329 million, respectively, for years ended December 31, 2025 and 2024, respectively.
b)	The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly through Transocean International. See Note 6—Own Shares.
c)	In May 2024, at our annual general meeting, shareholders approved (i) redenominating the currency of our share capital from Swiss francs to U.S. dollars and (ii) reducing the par value of our shares for purposes of such redenomination. As a result of the redenomination and reduction, made effective as of January 1, 2024, the par value

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

of each of our shares was changed to USD 0.10 from CHF 0.10. We allocated the resulting aggregate reduction of USD 16 million to statutory capital reserves from capital contribution.

Authorized share capital (Kapitalband)

General capital authorization—The general capital authorization may be used for purposes as described under the provisions of Article 5 of our articles of association.  In May 2025, at our annual general meeting, shareholders approved a general capital authorization to issue up to 188.2 million shares, thereby replacing the general capital authorization that was previously approved by shareholders at our 2024 annual general meeting.  In May 2025, our board of directors approved the issuance of 188.2 million of our shares for an aggregate value of USD 19 million, equivalent to CHF 15 million, by conversion of freely available equity, using the general capital authorization.  At December 31, 2025, the authority of our board of directors to issue shares out of general capital authorization was fully exhausted.

In May 2024, at our annual general meeting, shareholders approved a general capital authorization to issue up to 172.6 million shares, thereby replacing the general capital authorization that was previously approved by shareholders at our 2023 annual general meeting.  In June 2024, our board of directors approved the issuance of 55.5 million of our shares, for an aggregate value of USD 6 million, equivalent to CHF 5 million, to Transocean International, using the general capital authorization.  At December 31, 2024, the remaining authority of our board of directors to issue shares out of general capital authorization was limited to a maximum of 117.1 million shares.  In May 2025, our board of directors approved the issuance of 59.0 million shares at par value to Transocean International, using the general capital authorization.  Authorization for the remaining 58.1 million shares expired in May 2025.

Incentive plan authorization—The incentive plan authorization may be used solely for the purposes of granting shares under our incentive plans.  In May 2025, at our annual general meeting, shareholders approved an incentive plan authorization to issue up to 16.0 million shares.  In June 2025, our board of directors approved the issuance of 16.0 million shares for our incentive plans by conversion of freely available equity.  At December 31, 2025, the incentive plan authorization was exhausted.

In May 2024, at our annual general meeting, shareholders approved an incentive plan authorization to issue up to 22.5 million shares.  In June 2024, our board of directors approved the issuance of 22.5 million shares for our incentive plans by conversion of freely available equity.  At December 31, 2024, the incentive plan authorization was exhausted.

Conditional share capital

Our articles of association provide for a conditional share capital that permits us to issue up to 141.3 million additional shares, under either of the following two circumstances, without obtaining additional shareholder approval: (1) through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or (2) in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.  In March 2019, we and Transocean International entered into an option agreement, pursuant to which we granted Transocean International the right to acquire 12.0 million shares from us to satisfy obligations under our share-based compensation plans.  In February 2024, we issued 1.1 million shares out of conditional share capital to Transocean International upon partial exercise of its right to acquire our shares under the option agreement in exchange for USD 5.8 million, equivalent to CHF 5.1 million.  At December 31, 2025 and 2024, Transocean International had the right to acquire from us 9.5 million shares under the option agreement.

At December 31, 2025 and 2024, our board of directors were authorized to issue up to a maximum of 141.3 million shares, out of conditional share capital.

Share issuance

In September 2025, we issued 143.8 million shares with an aggregate value of USD 438 million, equivalent to CHF 348 million, in an equity offering using shares issued under our general capital authorization.

In June 2024, we issued 55.5 million shares with an aggregate value of USD 297 million, equivalent to CHF 269 million, to acquire the outstanding equity ownership interests of OHCL, an entity in which we previously held a noncontrolling ownership interest, and as a result, Orion became our wholly owned subsidiary.  In June 2024, we contributed to Transocean International the acquired OHCL shares, which Transocean International subsequently contributed to Transocean Orion Limited, a wholly owned subsidiary of Transocean International.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

In September 2023, we issued 11.9 million shares with an aggregate value of USD 99 million, equivalent to CHF 88 million, to acquire the outstanding equity ownership interests of Liquila Ventures Ltd. (together with its subsidiaries, “Liquila”), an entity in which we previously held a noncontrolling ownership interest, and as a result, Liquila became our wholly owned subsidiary.  In November 2023, we contributed the acquired Liquila shares to TQHL, which TQHL subsequently contributed to TQRHL, a company partially owned and controlled by a wholly owned subsidiary of Transocean International.  In June 2024, we contributed our ownership interests in TQHL to Transocean International.

We maintain an at-the-market equity offering program (the “ATM Program”).  We intend to use the net proceeds from our ongoing ATM Program for general corporate purposes, which may include, among other things, the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, investments and additional balance sheet liquidity.  In the year ended December 31, 2025 and 2024, we did not issue any shares under the ATM Program.

Note 6—Own Shares

Overview—The following is a summary of changes in the registered shares held by (i) us and (ii) Transocean International to satisfy obligations under our incentive plans or other rights to acquire our shares through equity offerings (in thousands, except percentages):

	Own shares held by us	Own shares held by our subsidiary	Total shares issued	Percentage of shares issued
Balance at December 31, 2023	—	34,685	843,716	4.11%
Shares issued to Transocean International from option agreement	—	1,100
Shares issued to Transocean International	—	18,000
Transfers under share-based compensation plans	—	(11,287)
Issued for share-based compensation plans	22,500	—
Balance at December 31, 2024	22,500	42,498	940,829	6.91%
Shares issued to Transocean International	—	59,015
Issued for share-based compensation plans	16,000	—
Issued for general purposes	188,166	—
Transfers under share-based compensation plans	—	(8,622)
Transfers for 4% bond conversion	—	(73,326)
Transfers for equity offering	(143,750)	—
	82,916	19,565	1,204,010	8.51%

Own shares held by us—At December 31, 2025 and 2024, we held 38.5 million and 22.5 million own shares, respectively, to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans, and we held 44.4 million own shares for general purposes.

Own shares held by subsidiary—Transocean International holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares through equity offerings.  In the years ended December 31, 2025 and 2024, we transferred 8.7 million and 11.3 million shares, respectively, at historical cost, from the own shares held by Transocean International to satisfy obligations under our share-based compensation plans.  At December 31, 2025 and 2024, Transocean International held 3.8 million and 12.4 million own shares, respectively, to satisfy obligations under our incentive plans.

Transocean International also holds our shares to satisfy our obligations to deliver shares in connection with the convertible notes and the ATM Program, and upon transfer to satisfy our obligations, we pay Transocean International a fee of 5 percent on the par value of transferred shares.  In the year ended December 31, 2025, we transferred to Transocean International 59.0 million shares at par value.  In the year ended December 31, 2025, in connection with the conversion of the 4.0% note, Transocean International transferred 73.3 million shares at par value and earned the corresponding fee.  At December 31, 2025 and 2024, Transocean International held 15.8 million and 30.1 million own shares, respectively, for issuance to satisfy note conversions or issuance under the ATM program.

Share repurchase program—In May 2009, at our annual general meeting, shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.50 billion. At December 31, 2025 and 2024, the authorization remaining under the share repurchase program was for the repurchase of our outstanding shares for an aggregate cost of up to USD 3.57 billion, equivalent to CHF 3.24 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 7—Share Ownership

Shares held by members of our board of directors—The members of our board of directors held shares, including shares held privately, as follows:

	December 31, 2025		December 31, 2024
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options and conversion rights
Jeremy D. Thigpen (a)	5,255,052	1,212,621	9,217,731	1,212,621
Chadwick C. Deaton (b)	674,901	—	592,548	—
Keelan I. Adamson (c)	4,150,192	264,856	—	—
Glyn A. Barker	466,609	—	384,256	—
Vanessa C.L. Chang	538,567	—	436,214	—
Frederico F. Curado	463,625	—	381,272	—
Domenic J Dell’Osso, Jr.	154,152	—	71,799	—
Vincent J. Intrieri	478,865	—	396,512	—
William F. Lacey (d)	82,353		—	—
Samuel J. Merksamer	469,601	—	387,248	—
Frederick W. Mohn	97,000,654	—	91,418,301	—
Margareth Øvrum (e)	—	—	180,751	—
Total	109,734,571	1,477,477	103,466,632	1,212,621

a)	Mr. Thigpen was elected to the position of Executive Chair of the board of directors, effective May 30, 2025.
b)	Mr. Chadwick was elected to the position of Lead Independent Director of the board, effective May 30, 2025.
c)	Mr. Adamson was elected to the board of directors, effective May 30, 2025.
d)	Mr. Lacey was elected to the board of directors, effective May 30, 2025.
e)	Ms. Øvrum departed from the board of directors, effective May 30, 2025.

Shares held by members of our executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Executive Chair.  The members of our executive management team held shares, including shares held privately, and conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2025					December 31, 2024
Name	Number of shares held	Number of granted share units vesting in 2026	Number of granted share units vesting in 2027	Number of granted share units vesting in 2028	Total shares and share units	Number of shares held	Number of granted share units vesting in 2025	Number of granted share units vesting in 2026	Number of granted share units vesting in 2027	Total shares and share units
Keelan I. Adamson	1,303,715	838,455	1,471,775	326,979	3,940,924	1,020,952	516,271	511,476	104,397	2,153,096
R. Thaddeus Vayda	235,245	301,051	424,256	93,965	1,054,517	168,406	146,112	207,087	44,717	566,322
Jeremy D. Thigpen	2,136,223	1,409,446	939,654	171,822	4,657,145	5,178,900	1,422,421	1,237,625	245,640	8,084,586
Total	3,675,183	2,548,952	2,835,685	592,766	9,652,586	6,368,258	2,084,804	1,956,188	394,754	10,804,004

The number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares and share units exclude vested but unissued shares for share units granted in 2023 with a performance requirement through 2025, and such shares are expected to be issued in the first quarter of 2026.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2025					December 31, 2024
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2026	Number of granted stock options vesting in 2027	Number of granted stock options vesting in 2028	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2025	Number of granted stock options vesting in 2026	Number of granted stock options vesting in 2027	Total vested and unvested stock options
Keelan I. Adamson	264,856	—	—	—	264,856	264,856	—	—	—	264,856
R. Thaddeus Vayda	90,289	—	—	—	90,289	90,289	—	—	—	90,289
Jeremy D. Thigpen	1,212,621	—	—	—	1,212,621	1,212,621	—	—	—	1,212,621
Total	1,567,766	—	—	—	1,567,766	1,567,766	—	—	—	1,567,766

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2025			December 31, 2024
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Non-executive board members	741,177	usd	1,845,531	326,165	usd	1,966,775
Executive management team	3,626,461		11,557,930	2,841,905		14,729,310
Employees	66,803		250,511	32,197		168,390
Total	4,434,441	usd	13,653,972	3,200,267	usd	16,864,475

Note 8—Guarantees, Contingencies and Commitments

Debt obligations—Transocean International, Transocean Poseidon Limited, Transocean Aquila Limited and Transocean Titan Financing Limited have each issued certain debt securities or entered into other credit arrangements, including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2025 and 2024, the aggregate carrying amount of debt that we have guaranteed was USD 5.25 billion and USD 6.31 billion, respectively, equivalent to CHF 4.16 billion and CHF 5.72 billion, respectively.  In the years ended December 31, 2025 and 2024, we recognized guarantee fee income of USD 1 million, equivalent to less than CHF 1 million and CHF 1 million, respectively.  In the year ended December 31, 2025, Transocean Poseidon Limited repaid its remaining debt obligation, and we terminated the corresponding guarantee arrangement.

Surety bond performance obligations—In August 2020, we provided a guarantee in favor of our subsidiaries issuing or reinsuring or procuring the issue or reinsurance of surety bonds in Brazil.  In the year ended December 31, 2025, we terminated all surety bonds requiring such guarantee and terminated the corresponding guarantee agreement.  At December 31, 2024, our guarantee provided support for outstanding surety bonds with a notional amount of USD 25 million, equivalent to CHF 23 million.

Swiss group value added tax obligations—We are one of a group of Swiss entities that are jointly and severally liable for the entire Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 9—Related Party Transactions

Credit agreements—In October 2024, we and TFIN, as the borrower and lender, respectively, entered into a credit agreement establishing a USD 10 million revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity. Pursuant to TFIN’s merger with TMSG, TFIN assigned the credit agreement to TMSG and TMSG became the new lender.  At December 31, 2025 and 2024, we had borrowings of USD 7 million, equivalent to CHF 6 million and CHF 7 million, respectively, outstanding under the credit facility at an interest rate of 4.25 percent.

In November 2018, we and Transocean International, as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.20 billion revolving credit facility, which is scheduled to expire on December 5, 2029.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2025 and 2024, we had borrowings of USD 346 million and USD 830 million, respectively, equivalent to CHF 274 million and CHF 753 million, respectively, outstanding under the credit facility at an interest rate of 4.25 percent.

In June 2011, we and Transocean International, as the borrower and lender, respectively, entered into a credit agreement establishing a USD 2.00 billion revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2025 and 2024, we had no borrowings and borrowings of less than USD 1 million, respectively, outstanding under the revolving credit facility.

Exchangeable notes—In September 2022, we issued to Transocean International USD 300 million aggregate principal amount of an exchangeable loan note due in 2029 (the “4.625% note”) with interest payable semiannually at a rate of 4.625 percent per annum in a non-cash exchange for USD 73 million aggregate principal amount of the 0.5 percent loan note and USD 227 million aggregate principal amount of the USD 1.2 billion revolving credit facility.  The 4.625% note may be converted at any time prior to the maturity date at an exchange rate of 290.6618 shares per USD 1,000 note, which implies a conversion price of USD 3.44 per share, subject to adjustment upon the occurrence of certain events.  Transocean International may require us to repurchase all or a portion of the 4.625% note upon the occurrence of certain events.  At December 31, 2025 and 2024, the outstanding principal amount of the 4.625% note was USD 259 million and USD 132 million, respectively, equivalent to CHF 205 million and CHF 119 million, respectively.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

In February 2021, we issued to Transocean International USD 294 million aggregate principal amount of an exchangeable loan note due in 2025 (the “4.0% note”) with interest payable semiannually at a rate of 4.0 percent per annum.  The 4.0% note could be converted at any time prior to the maturity date at an exchange rate of 190.4762 shares per USD 1,000 note, which implied a conversion price of USD 5.25 per share.  In the year ended December 31, 2025, the holder of USD 196 million, equivalent to CHF 156 million, aggregate principal amount of the 4.0% note exchanged such note at the applicable exchange rate in our shares.  As part of the transaction, we delivered an aggregate 73.3 million of our shares.  In December 2025, we made a cash payment of USD 38 million, equivalent to CHF 30 million, to Transocean International to repay the remaining notes.  At December 31, 2024, we had an outstanding principal amount of USD 234 million, equivalent to CHF 212 million.

Warrants—At December 31, 2025 and 2024, Transocean International had 22.2 million outstanding warrants, which holders may exercise to purchase our shares, and Transocean International held 22.2 million warrants, which it may exercise to purchase our shares.  Transocean International is expected to exercise its right to purchase our shares in connection with its obligation to deliver our shares upon the exercise of the outstanding warrants to purchase our shares.  Transocean International may exercise, in whole or in part, its right to acquire the warrant shares issuable upon exercise of such warrants by delivering to us an amount equal to the aggregate exercise price for the net share amount.  In the years ended December 31, 2025 and 2024, we recognized an unrealized gain of USD 7 million and USD 52 million, respectively, equivalent to CHF 6 million and CHF 46 million, respectively, recorded in financial expense, with a corresponding adjustment to the liability, to reflect the estimated aggregate fair value of the warrants.  At December 31, 2025 and 2024, the carrying amount of our liability to issue shares upon exercise of the warrants was USD 14 million and USD 22 million, respectively, equivalent to CHF 11 million and CHF 19 million, respectively, recorded in other non-current liabilities.

General and administrative services—We perform administrative services for our Swiss subsidiaries, for which we earn income based on the cost of such services, together with a markup of 7 percent.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF THE ACCUMULATED LOSSES

(in thousands)

The board of directors proposes that shareholders at the annual general meeting in 2026 approve the following appropriation:

	December 31,

	2025		2024
Accumulated losses brought forward from previous years	USD	(12,641,547)	USD	(12,904,929)
Net income (loss) for the year		(73,562)		263,382
Accumulated losses to be brought forward	USD	(12,715,109)	USD	(12,641,547)